UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2004

CASEY’S GENERAL STORES, INC.

(Exact name of registrant as specified in its charter)

Iowa

(State or other jurisdiction of incorporation)

0-12788	42-0935283
(Commission File Number)	(IRS Employer Identification No.)

One Convenience Blvd., Ankeny, Iowa	50021
(Address of principal executive Offices)	(Zip Code)

515/965-6100

(Registrant’s telephone number, including area code)

NONE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CF 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Disclosure of Results of Operations and Financial Condition.

Item 7.01.	Regulation FD Disclosure.

On December 8, 2004, Casey’s General Stores, Inc. conducted a conference call with investors concerning its financial results for the second fiscal quarter ended October 31, 2004. A copy of the transcript prepared by the host of the conference call is attached as Exhibit 99.1 and is incorporated herein by reference.

Due to technical difficulties, individuals listening to the conference call could not ask questions. In conversations with individuals subsequent to the close of the conference call, Mr. Walljasper explained that part of the reduction in gas margins (9.7 cents for the quarter, down from 11.9 cents a year ago) was related to a loss on hedging activity in the second quarter, and that absent the hedging activity, the margin would have been 10.4 cents per gallon. This loss on hedging activity was due to the excessive hurricane activity in the Gulf of Mexico in late August and throughout September, which could not be predicted. This temporarily disrupted gasoline supply and moved the wholesale cost higher from its already historic highs. These costs finally came down late in October and in recent weeks the Company has experienced better margins.

Mr. Walljasper also reported that early indications for the month of November are that same-store sales continue to be strong. Same-store sales results for the month of November will be released on Wednesday, December 15, 2004.

In addition, Mr. Walljasper reported that the Company continues to look for ways to recoup the lost retail display allowances that were experienced a year ago. The Company has taken some strategic price increases recently, and also is looking to drive sales within the cigarette category to make up for lost gross profit dollars. The Company also is looking for other opportunities within the stores to make up for those reductions. One of those avenues is the sale of lottery tickets, which the Company expects to be available in all Iowa stores by the end of January. From there, the lottery rollout is expected to include the states of Illinois and Missouri by the middle of next summer before it reaches the remaining states.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

The exhibit accompanying this report is listed in the Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CASEY’S GENERAL STORES, INC.

Date: December 8, 2004	By:	/s/ William J. Walljasper
William J. Walljasper
Vice President and Chief Financial Officer

EXHIBIT INDEX

The following exhibits are filed herewith:

Exhibit	Description

99.1	Transcript of conference call conducted by Casey’s General Stores, Inc. on December 8, 2004.